Exhibit 10.14
Agriculture Products Development Division
Award and Security Agreement
This agreement is dated as of the 22th day of June, 2005, between NEK-SEN Energy Partners hereafter referred to as the “Partnership” and the Agricultural Products Development Division of the Kansas Department of Commerce, hereafter referred to as “Commerce”. The award identification number is 2006-05.
1.0 Representations and Warranties of the Partnership — The Partnership represents and warrants to Commerce as follows:
1.1	The Partnership is in good standing under the laws of the State of Kansas. The Federal Tax Identification Number is 20-2037000.

1.2	Except as may have been previously disclosed in the application process, there are no actions, suits, or proceedings pending, or (to the knowledge of the Partnership) threatened against or affect the Partnership, before any Court, commission, administrative agency or government instrumentality.

1.3	The Partnership is not infringing or violating any patent, copyright or trademark.

1.4	The information provided by the Partnership in its application to Commerce is true, correct, and complete in all material aspects.

1.5	The individual signing this contract has the express authority to represent the Partnership in such an agreement as specific in the Articles of Incorporation of the Partnership and/or the bylaws of the Partnership.
2.0 Covenants of the Partnership — the Partnership shall:
2.1	Perform the project in accordance with this agreement, the Application, proposal and subsequent amendments, Attachments A, B and D all of which are incorporated herein by reference, as submitted for funding.

2.2	Develop and promote the commercialization, marketing and sale of products from the project as described in the Application (“Product”).

2.3	Make full restitution to Commerce of all the Commerce funds provided to the Partnership, in the event the Partnership is unable or unwilling to meet the terms of this agreement.

2.4	Commerce reserves the right to audit performance and financial records of the Partnership pertaining to this project. The Partnership shall make the project records available to Commerce on demand, during normal business hours, as long as the loan is outstanding.

2.5	Partnership will provide quarterly reports on the status of the project, the results and the expected completion date, as outlined in Attachment A. In addition, Partnership will provide an annual report to Commerce for 5 years from the date of the final report for the project, as outlined in Attachment B.
3.0 Covenants and Warrants of Commerce

3.1	Commerce will provide a sum not to exceed $40,000 to the Partnership for use in connection with financing the project upon terms and conditions set forth in this document, provided such funds for this purpose are made available to Commerce from the State of Kansas.
4.0 Funding of the Project
4.1	Commerce will transfer moneys to the Partnership provided Commerce receives the signed agreement from the Partnership and funds from the State of Kansas for use in financing the project as described in Section 3.1 above, and the Partnership is in compliance with this agreement, the application and the proposal, and all amendments, if any, to any of the foregoing documents.
5.0 Purpose
This award provides funding for the Partnership for the following:

5.1	To provide capital to fund a feasibility study of an ethanol plant.
6.0 Sharing of Feasibility Study
6.1	The Partnership will provide Commerce a final copy of the study for its records.
7.0 Improper Use of Funds
7.1	Commerce is providing moneys to the Partnership, for the expressed purpose as identified in Section 6.1. Any other use of these moneys is prohibited.
8.0 Project Repayment to Commerce. The provisions for repayment to Commerce are as follows:
8.1	If the Partnership successfully commercializes the product in Kansas in terms of the product being sold or the technology derived from the project being incorporated into the Partnership’s product line or production process, the Partnership will then pay Commerce accordingly with one lump sum or under an amortization schedule negotiated and added to the contract as an addendum. In the event Commerce does not receive a quarterly payment and financial statement, as required by this agreement, in a timely fashion, payments may be accelerated to monthly.

8.2	If the Partnership licenses, sells, or otherwise transfers the right to manufacture the Product to another Kansas firm, such that the primary point of manufacture occurs in Kansas, the terms specified in 8.1 above continue to apply.

8.3	If the Partnership: (1) commercializes the Product out-of-state such that no management, marketing or production activity occurs in Kansas; or (2) sells, transfers, licenses, or otherwise disposes of the rights to the Product out-of-state, such that no management, marketing or production activity occurs in Kansas, the Partnership shall pay Commerce: (1) within thirty (30) days of such transfer, the award amount of $40,000 plus 7% simple interest from the date funds were disbursed by Commerce.

8.4	If the Partnership, in exercising its best business judgment, and with consultation with Commerce, determines not to commercialize, sell, license or market the Product (ethanol), then no amounts shall be payable to Commerce under this agreement.

8.5	The Partnership shall provide quarterly auditable summaries of sales for the Partnership, which shall be signed by the president or the chief financial officer of the Partnership. A sample of the form to be provided is attached as Attachment B.

8.6	In the even the Partnership should become insolvent, or is unable to successfully commercialize, sell, license or market the project, the Partnership must notify Commerce immediately.

8.7	The Partnership has the right to accelerate payments at any time.
9.0 Indemnification
The Partnership shall indemnify and hold harmless Commerce and respective affiliates, successors, assigns, agents and employees, harmless from and against any liabilities, losses, causes of actions, suits, penalties, claims, demands, or expenses of any nature to the extent allowable by law for performance under this agreement.
10.0 Quarterly Reports
The Partnership will provide Commerce quarterly reports as set forth in Attachment A. Failure to provide quarterly reports is a breach of this agreement.
11.0 Final Project Report
A final project report by Partnership to Commerce is due within 30 days of completion of the project.
12.0 Annual Reports
Annual reports, as outlined in Attachment B, are due 30 days after the end of a calendar year one the project is completed for a period of five years,
13.0 Secerability
If any one or more of the previous provisions contained in this agreement are held to be invalid, illegal, or unenforceable for any reason, it shall not affect any other provisions of the agreement.

14.0 Applicable Law
This agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

The Partnership and Commerce agree that the District Court of Shawnee County, Kansas, shall have the exclusive jurisdiction over any legal matters arising under this Agreement.
15.0 Contractual Provisions Attachment
The provisions found in Contractual Provisions Attachment Form (DA-146a), which is attached hereto as Attachment D, hereby incorporated in this contract and made a part thereof. Whenever the term state agency or word of like effects are used in Form D-146a, such references shall be deemed to apply to Commerce. The term contractor shall mean Liberal Ethanol Steering Committee, LLC.
Agreed to this 22nd day of June, 2005.

NEK-SEN Energy Partners	Kansas Department of Commerce

/s/Gary Edelman	/s/Howard Fricke

Gary Edelman, President/General Partner	Howard Fricke, Secretary

Attachment A
Agriculture Products Development Division
Quarterly Report
Quarterly Reports will be due as follows:
Quarter Ending December 31 — Report due by January 15
Quarter Ending March 31 — Report due by April 15
Quarter Ending June 30 — Report due by July 15
Quarter Ending September 30 — Report due by October 15
Instructions: Please fill in the areas below, and send the signed form and appropriate payment to Commerce. The figures you report below are auditable according to our project agreement. Thank you for your timely response.
Project #                                                                                  Report #
Company Name                                                              Responsible Contact
Due Date
Report Covering                      quarter                                                    (from                      to                      )
Product(s):
Units Sales:                                                              Gross Sales:
Payment for quarter:
Payment is due within 15 days of the end of the quarter.
Please remit payment along with this form.
Quarterly Report shall include details addressing the following:
1.	An accounting of expenditures.

2.	Describe the progress of the project during the quarter. (Including expenditures of Commerce funds).

3.	Have the results of this project enhanced production, sales/marketing, distribution, operating efficiency, or other areas of your company? If yes, please explain.
4.	What are the total sales of product that is attributable to the purchase of additional processing equipment funded by this loan?
5.	Have any significant problems been encountered during this quarter, which have affected this project? If so, describe each problem, the resulting impact on the project, and the action(s) you have taken to solve the problem(s).
6.	What is the total payroll this quarter? Has this increased from previous reporting period and if so, how much?

7.	What is the number of full time employees? Number of part-time employees? Has this increased from the previous reporting period and if so, how much?
8.	Are you aware of any other benefits to Kansas that have occurred as a result of this project (for example, increased business for your suppliers)? If yes, please explain.
Additional Comments:

Signature of CEO/CFO:
Printed Name:
Title:

Attachment B
Annual Report
Instructions: Please fill in the areas below, and send the signed form and appropriate payment to Commerce. The figures you report below are auditable according to our project agreement. Thank you for your timely response.
Project #                                                                                  Report #
Company Name                                                              Responsible Contact
Due Date
Report Covering                      quarter                                                    (from                      to                      )
Product(s):
Units Sales:                                                              Gross Sales:
1.	An accounting of expenditures.

2.	Describe the progress of the project during the quarter. (Including expenditures of Commerce loan funds).

3.	Have the results of this project enhanced production, sales/marketing, distribution, operating efficiency, or other areas of your company? If yes, please explain.

4.	What are the total sales of product that is attributable to the purchase of additional processing equipment funded by this loan?

5.	What dividends have stockholders received this quarter?

6.	Have any significant problems been encountered during this quarter, which have affected this project? If so, describe each problem, the resulting impact on the project, and the action(s) you have taken to solve the problem(s).

7.	What is the total payroll this quarter? Has this increased from previous reporting period and if so, how much?

8.	What is the number of full time employees? Number of part-time employees? Has this increased from the previous reporting period and if so, how much?

9.	Are you aware of any other benefits to Kansas that have occurred as a result of this project (for example, increased business for your suppliers)? If yes, please explain.

Additional Comments:

Signature of CEO/CFO:
Printed Name:
Title:

Attachment D
State of Kansas
Department of Administration
DA-14a (Rev. 1-01)
CONTRACTUAL PROVISIONS ATTACHMENT

Important:	This form contains mandatory contract provisions and must be attached to or incorporated in all copies of any contractual agreement. If it is attached to the vendor/contractor’s standard contract form, then that form must be altered to contain the following provision:

“The Provisions found in Contractual Provisions Attachment (Form DA-146a, Rev. 1-01), which is attached hereto, are hereby incorporated in this contract and made a part thereof.

The parties agree that the following provisions are hereby incorporated into the contract to which it is attached and made a part thereof, said contract being the day of , 20___.
1.	Terms Herein Controlling Provisions: It is expressly agreed that the terms of each and every provision in this attachment shall prevail and control over the terms of any other conflicting provision in any other document relating to and a part of the contract in which this attachment is incorporated.
2.	Agreement With Kansas Law: All contractual agreements shall be subject to, governed by, and construed according to the laws of the State of Kansas.
3.	Termination Due To Lack Of Funding Appropriation: If, in the judgment of the Director of Accounts and Reports, Department of Administration, sufficient funds are not appropriated to continue the function performed in this agreement and for the payment of the charges hereunder, State may terminate this agreement at the end of its current fiscal year. State agrees to give written notice of termination to contractor at lest 30 days prior to the end of its current fiscal year, and shall give such notice for a greater period to the end of such fiscal year as may be provided in this contract, expect that such notice shall not be required prior to 90 days before the end of such fiscal year. Contractor shall have the right, at the end of such fiscal year, to take possession of any equipment provided State under the contract. State will pay to the contractor all regular contractual payments incurred through the end of such fiscal year, plus contractual charges incidental to the return of any such equipment. Upon termination of the agreement by State, title to any such equipment shall revert to contractor at the end of State’s current fiscal year. The termination of the contract pursuant to this paragraph shall not cause any penalty to be charged to the agency or the contractor.
4.	Disclaimer Of Liability: Neither the State of Kansas nor any agency thereof shall hold harmless or indemnify any contractor beyond that liability incurred under the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.).
5.	Anti-Discrimination Clause: The contractor agrees: (a) to comply wit the Kansas Act Against Discrimination (K.S.A. 44-1001 et seq.) and the Kansas Age Discrimination in Employment Act (K.S.A. 44-1111 et seq.) and the applicable provisions of the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) (ADA) and to not discriminate against any person because of race, religion, color, sex, disability, national origin or ancestry, or age in the admission or access to, or treatment or employment in, its programs or activities; (b) to include in all solicitations or advertisements for employees, the phrase “equal opportunity employer”; (c) to comply with the reporting requirements set out at K.S.A. 44-1031 and K.S.A. 44-1116; (d) to include those provisions in every subcontract or purchase order so that they are binding upon such subcontractor or vendor; (e) that a failure to comply with the reporting requirements of (c) above or if the contractor is found guilty of any violation of such acts by the Kansas Human Rights Commission, such violation shall constitute a breach of contract and the contract may be cancelled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration; (f) if it is determined that the contractor has violated applicable provisions of ADA, such violation shall constitute a breach of contract and the contract may be cancelled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration.

Parties to this contract understand that the provisions of this paragraph number 5 (with the exception of those provisions relating to the ADA) are not applicable to a contractors who employs fewer than four employees during the term of such contract or whose contract with the contracting state agency cumulatively total $5,000 or less during the fiscal year of such agency.

6.	Acceptance Of Contract: This contract shall not be considered accepted, approved or otherwise effective until the statutorily required approvals and certifications have been given.
7.	Arbitration, Damages, Warranties: Notwithstanding any language to the contrary, no interpretation shall be allowed to find the State or any agency thereof has agreed to binding arbitration, or the payment of damages or penalties upon the occurrence of a contingency. Further, the State of Kansas shall not agree to pay attorney fees and late payment charges beyond those available under the Kansas Prompt Payment Act (K.S.A. 75-6403), and no provision will be given effect which attempts to exclude, modify, disclaim or otherwise attempt to limit implied warranties of merchantability and fitness for a particular purpose.
8.	Representative’s Authority To Contract: By signing this contract, the representative of the contractor thereby represents that such person is duly authorized by the contractor to execute this contract on behalf of the contractor and that the contractor agrees to be bound by the provisions thereof.
9.	Responsibility For Taxes: The State of Kansas shall not be responsible for, nor indemnify a contract for, any federal, state or local taxes which may be imposed or levied upon the subject matter of this contract.
10.	Insurance: The State of Kansas shall not be required to purchase, any insurance against loss or damage to any personal property to which this contract relates, nor shall this contract require the State to establish a “self-insurance” fund to protect against any such loss or damage. Subject to the provisions of the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.), the vendor or lessor shall bear the risk of any loss or damage to any personal property in which vendor or lessor holds title.
11.	Information: No provision of this contract shall be construed as limiting the Legislative Division of Post Audit from having access to information pursuant to K.S.A. 46-1101 et seq.
12.	The Eleventh Amendment: “The Eleventh Amendment is an inherent and incumbent protection with the State o Kansas and need not be reserved, but prudence requires the State to reiterate that nothing related to this contract shall be deemed a waiver of the Eleventh Amendment.